Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO:	The Directors of Qomolangma Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 15,000 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $260.88 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	Jialuan Ma

Address:	Apartment 1002, Building 3, No. 238 Huo Xiang Road, Pudong, Shanghai

/s/ Jialuan Ma
Name:	Jialuan Ma

Dated:	September 25, 2021

Accepted:

QOMOLANGMA ACQUISITION CORP

Signed:	/s/ Jonathan Myers
Name:	Jonathan Myers
Title:	President and Chief Executive Officer

Dated:	September 25, 2021